Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-64081 of Noven Pharmaceuticals, Inc. on Form S-8, in Registration Statement No. 333-56293 of Noven Pharmaceuticals, Inc. on Form S-3 and in Registration Statement No. 333-90835 of Noven Pharmaceuticals, Inc. on Form S-8 of our report dated February 26, 2004, appearing in this Annual Report on Form 10-K of Noven Pharmaceuticals, Inc. for the year ended December 31, 2003.

Deloitte & Touche LLP

Miami, Florida
March 5, 2004